UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2009

CHIPOTLE MEXICAN GRILL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32731	84-1219301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1401 Wynkoop Street, Suite 500

Denver, CO 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 595-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 9, 2009, Chipotle Mexican Grill, Inc. issued a press release announcing that it is entering into an agreement with a broker to effect repurchases of the company’s Class B common stock, or single class of common stock if a pending proposal to convert into a single class of common stock is approved by Chipotle’s shareholders. The repurchases, which have been approved by the company’s Board of Directors, may commence as soon as November 11, 2009, and will be effected from time to time in open market transactions, subject to market conditions. The repurchases, if any, will be limited to a total aggregate purchase price of $100 million, exclusive of commissions. The repurchase agreement and the Board’s authorization of the repurchase program may be modified, suspended, or discontinued at any time.

Additional Information

Shareholders are urged to read the proxy statement regarding the proposed conversion into a single class of common stock because it contains important information. Shareholders may obtain a free copy of the proxy statement, as well as other filings containing information about Chipotle, without charge, at the SEC’s internet site at www.sec.gov, and on the Investor Relations page of Chipotle’s web site at www.chipotle.com. Copies of the proxy statement can also be obtained, without charge, by directing a request to Chipotle Mexican Grill Investor Relations, by phone to (614) 508-1303, in writing to Kate Giha, Director-Investor Relations, Chipotle Mexican Grill, Inc., 1401 Wynkoop Street, Suite 500, Denver, Colorado, or by email to ir@chipotle.com.

The directors and executive officers of Chipotle and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Chipotle’s directors and executive officers is available in the proxy statement dated April 2, 2009 for the Annual Meeting of Shareholders held on May 21, 2009, which was filed with the SEC on April 3, 2009. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the proxy statement for the Special Meeting of Shareholders, which was filed with the SEC on November 3, 2009.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Chipotle Mexican Grill, Inc. Press Release, dated November 9, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chipotle Mexican Grill, Inc.

November 9, 2009	By:	/S/ JOHN R. HARTUNG
	Name:	John R. Hartung
	Title:	Chief Financial Officer

Exhibit Index

Exhibit 99.1	Chipotle Mexican Grill, Inc. Press Release, dated November 9, 2009